UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

DEX ONE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary NC
(Address of principal executive offices)		27513 (Zip Code)

Registrant’s telephone number, including area code: (919) 297-1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously announced, on March 9, 2012, certain subsidiaries of Dex One Corporation (“the Company”), the respective Agent (as defined below), and the respective Lenders (as defined below) under each such subsidiary’s respective Credit Agreement (as defined below) entered into the (i) First Amendment (the “Dex East Amendment”) to the Credit Agreement, dated as of October 24, 2007, as amended and restated as of January 29, 2010 (the “Dex East Credit Agreement”), by and among Dex Media East, Inc., as borrower (“Dex East”), the Company, Dex Media, Inc. (“Dex Media”), the lenders from time to time parties thereto (the “Dex East Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “East Administrative Agent”), (ii) First Amendment (the “Dex West Amendment”) to the Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010 (the “Dex West Credit Agreement”), by and among Dex Media West, Inc., as borrower (“Dex West”), the Company, Dex Media, the lenders from time to time parties thereto (the “Dex West Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “West Administrative Agent”), and (iii) First Amendment (the “RHDI Amendment,” and together with the Dex East Amendment and the Dex West Amendment, collectively, the “Amendments”) to the Third Amended and Restated Credit Agreement, dated as of January 29, 2010 (the “RHDI Credit Agreement,” and together with the Dex East Credit Agreement and the Dex West Credit Agreement, each a “Credit Agreement” and collectively, the “Credit Agreements”), by and among R.H. Donnelly Inc., as borrower (“RHDI,” and together with Dex East and Dex West, each a “Borrower” and collectively, the “Borrowers”), the Company, the lenders from time to time parties thereto (the “RHDI Lenders,” and collectively with the Dex East Lenders and the Dex West Lenders, the “Lenders”), and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent (in such capacity, the “RHDI Administrative Agent,” and together with the East Administrative Agent and the West Administrative Agent, collectively, the “Agents”). The Amendments, among other things, allow each of Dex East, Dex West, and RHDI to repurchase and retire its respective bank debt below par, subject to the procedures and conditions set forth in the Amendments.

Under the terms and conditions of the Amendments, today (i) Dex East is commencing an offer to utilize up to $12.5 million to repurchase its bank debt at a price of 50.5% to 54.5% of par, (ii) Dex West is commencing an offer to utilize up to $23.5 million to repurchase its bank debt at a price of 60.0% to 64.0% of par, and (iii) RHDI is commencing an offer to utilize up to $40 million to repurchase its bank debt at a price of 41.5% to 45.5% of par. The offers will expire at 5:00 p.m., New York City time, on Wednesday, March 21, 2012, unless extended by each of Dex East, Dex West, and/or RHDI.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the bank debt subject to the offers or any other securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEX ONE CORPORATION

/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary

Date: March 14, 2012